Exhibit 99.1

News Release

Contacts:	Media:	Investor Relations:
	David Bruce	Bob Brunn
	(305) 500-4999	(305) 500-4053

RYDER ANNOUNCES FINAL RESULTS OF
$100 MILLION DEBT TENDER OFFER
     MIAMI, September 8, 2009 – Ryder System, Inc. (NYSE: R) today announced the final results of the previously announced cash tender offer (the “Offer”) for up to $100 million aggregate principal amount of outstanding 5.95% Notes due May 2011, 5.0% Notes due April 2011, and 4.625% Notes due 2010 (collectively, the “Notes”). As of 12:00 midnight, New York City time, on September 4, 2009 (the “Expiration Date”), approximately $289 million aggregate principal amount of Notes had been validly tendered and not validly withdrawn in the Offer.
     The amounts of each series of Notes accepted for purchase in the Offer were determined based on (i) the order of priority (the “Acceptance Priority Level”) for such series, (ii) a cap of $50 million on the aggregate principal amount of May 2011 Notes and April 2011 Notes, on a combined basis, that may be purchased, and (iii) a maximum tender cap of $100 million on the aggregate principal amount of Notes that may be purchased in the Offer. Because the aggregate principal amount of May 2011 Notes validly tendered and not validly withdrawn exceeded $50 million, no April 2011 Notes will be purchased. Because the aggregate principal amount of May 2011 Notes and April 2010 Notes validly tendered and not validly withdrawn exceeded the respective principal amounts being accepted for purchase pursuant to the Offer, tendered May 2011 Notes and April 2010 Notes will be purchased on a pro rata basis.

     The following table sets forth the amount of each series of Notes validly tendered as of the Expiration Date, the amount accepted for purchase and the applicable approximate proration factors.

	Principal		Maximum	Principal	Principal
	Amount	Acceptance	Tender	Amount	Amount
Title of Securities and	Outstanding	Priority	Amount	Tendered	Accepted	Proration
CUSIP Numbers	(000s)	Level	(000s)	(000s)	(000s)	Factor
5.95% Notes due May 2011 (CUSIP No. 78355 HJJ 9)	$250,000	1st	$50,000 (1)	$91,139	$50,000	54.9%
5.0% Notes due April 2011 (CUSIP No. 78355 HJG 5)	$175,000	2nd	$50,000 (1)	$95,777	$0	N/A
4.625% Notes due April 2010 (CUSIP No. 78355 HJF 7)	$225,000	3rd	(2)	$101,666	$50,000	49.2%

(1)	The Maximum Tender Amount for the May 2011 Notes and the April 2011 Notes, on a combined basis, is $50 million.

(2)	$100 million, less the amount of May 2011 Notes and April 2011 Notes tendered and accepted for purchase.
     The terms and conditions of the Offer are described in the Offer to Purchase dated August 10, 2009 and the related Letter of Transmittal (the “Offer Documents”).
     The Dealer Managers for the Offer were Mizuho Securities USA Inc., Jefferies & Company, Inc. and SunTrust Robinson Humphrey, Inc. Questions regarding the Offer may be directed to Mizuho Securities USA Inc. at 866-271-7403 (toll free) or to Jefferies & Company, Inc. at 877-877-0696 (toll free) and 212-284-2435 (collect) or to SunTrust Robinson Humphrey, Inc. at 800-685-4786 (toll-free) and 404-813-0215 (collect). Copies of the Offer Documents may be obtained from the Information Agent, D.F. King & Co., Inc., at 800-269-6427 (toll-free) and 212-269-5550 (collect).
     This press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell the Notes or any other securities. The Offer was made only by, and pursuant to, the terms of the Offer Documents.

About Ryder
     Ryder provides leading-edge transportation, logistics, and supply chain management solutions. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. Ryder ranks 399th on the FORTUNE 500®. For more information on Ryder System, Inc., visit www.ryder.com.
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Note Regarding Forward-Looking Statements: Certain statements and information included in this press release may be “forward-looking statements.” Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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